UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
--------------------
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 22, 2010
Date of Report (Date of Earliest Event Reported)

CONVERA CORPORATION
-------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	000-31989	54-1987541
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1919 GALLOWS ROAD, SUITE 1050
VIENNA, VIRGINIA 22182
-------------------------------------------------------------------------------
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (703) 761-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement

           On April 22, 2010, Convera Corporation (the “Company”) entered into a Transition Agreement with Mr. Matthew Jones, its Chief Financial Officer (“CFO”).  Pursuant to the Transition Agreement, Mr. Jones will continue to serve the Company as CFO in his capacity as a consultant to, but not an employee of, the Company.  The scope of Mr. Jones’ consulting services will be those normally performed by a public company chief financial offer and Mr. Jones will report to the Company’s board of directors.

On February 9, 2010, the Company contributed to B2BNetSearch, Inc. (“B2B”), its wholly owned subsidiary, all of the business related assets of the Company, and B2B assumed all of the liabilities of the Company, according to a Contribution Agreement dated February 9, 2010 disclosed in our Definitive Proxy Statement on Schedule 14C filed on December 31, 2009.  Immediately after that, B2B and Convera Technologies, LLC, another wholly owned subsidiary of the Company, merged with and into VSW2, Inc. (“VSW”), a parent company of Firstlight Online Limited, with VSW2 as the surviving corporation.  After the merger, the Company filed a Certificate of Dissolution with the State of Delaware according to a Plan of Dissolution and Liquidation adopted by the Company on September 22, 2009, and Mr. Jones became an employee of VSW2.  Pursuant to the Transition Agreement, the Company will still retain the service of Mr. Jones in connection with its dissolution and winding up from and after the date of the merger.

 According to the Transition Agreement, starting from the date of the merger, Convera will pay Mr. Jones, among other benefits, an annualized compensation in the amount of $50,000 per year, payable on a semi-monthly basis in arrears.  The compensation amount will be “grossed up” by an amount equal to the employer portion of the Medicare tax.  In addition, the Company will pay to Mr. Jones bonus payments as follows: (i) a one-time bonus of $10,000 in the aggregate amount in cash upon completion of the filing of the Form 10-K for fiscal 2010 and (ii) a one-time bonus in an aggregate amount of $30,000 in cash, each less applicable withholdings, in a lump sum upon the final liquidation of the Company in accordance to the Plan, as long as Mr. Jones performs his responsibilities and obligations in accordance with the Transition Agreement and does not breach the Transition Agreement and all filings which Mr. Jones has supervision over are made on a timely basis, as such term is defined in the agreement, including within extended time frame as permitted by the Securities and Exchange Commission.  All of Mr. Jones’s stock options terminated on the date of the merger.

The Company and Mr. Jones have previously entered into an Employment Agreement dated on December 6, 2006, the terms of which were disclosed in our Current Report on Form 8-K filed on December 12, 2006.  Mr. Jones’ previous Employment Agreement is now superseded by the Transition Agreement and the Company will pay him an aggregate amount of $250,000 in cash, less applicable withholdings, in a lump sum as his transition fee, if Mr. Jones signs and delivers to the Company a general release of claims in favor of the Company and related persons, which Mr. Jones did.

A copy of the Transition Agreement is attached as Exhibit 10.1 to this report and incorporated herein by reference. The description of the terms and conditions of the Merger Agreement in this report is merely a summary of the agreement and is modified and supplemented by such reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 22, 2010, the Company entered into a Transition Agreement with Mr. Matthew Jones, its CFO, including certain compensatory arrangement.  According to the Transition Agreement, Mr. Jones ceased to be an employee of the Company, but continues to serve as its CFO in his capacity as a consultant.  The disclosure under Item 1.01 above is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

10.1	Transition Agreement between Convera Corporation and Matthew Jones, dated April 22, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Convera Corporation
Date: April 27, 2010	By: /s/ Matthew G. Jones
Matthew G. Jones
Chief Financial Officer